UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/02/2009

Southwest Airlines Co.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7259

Texas	74-1563240
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

P.O. Box 36611, Dallas, Texas 75235-1611

(Address of principal executive offices, including zip code)

(214) 792-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On April 3, 2009, the Registrant issued a press release announcing March 2009 traffic and other information. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 2, 2009, the Company documented and closed the first tranche of what is expected to be a two tranche sale and leaseback transaction with a third party aircraft lessor for the sale and leaseback of a total of six of the Company’s Boeing 737-700 aircraft. On that date, the Company sold three of its Boeing 737-700 aircraft for a total of approximately $105 million and immediately leased the aircraft back for twelve years. Under the terms of the lease agreements, the Company will continue to operate and maintain the aircraft. The Company will make monthly payments aggregating approximately $4.6 million for these aircraft for the first six months of the leases, which payments are based on the six-month LIBOR rate as of March 30, 2009. Payments under the lease agreements will be reset every six months based on changes in the six-month LIBOR rate. The lease agreements contain standard termination events, including termination upon a breach of the Company’s obligations to make rental payments and upon any other material breach of the Company’s obligations under the leases, and standard maintenance and return condition provisions. Upon a termination of the lease upon a breach by the Company, the Company would be liable for standard contractual damages, possibly including damages suffered by the lessor in connection with remarketing the aircraft or while the aircraft is not leased to another party. Subject to documentation and customary closing conditions, the Company expects to close the second tranche of the transaction, which would provide for the sale and 16-year leaseback of the remaining three Boeing 737-700 aircraft upon similar terms (including proceeds), in the second quarter of 2009.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Airlines Co.

Date: April 03, 2009	By:	/s/ Laura Wright
Laura Wright
Senior Vice President - Finance and Chief Financial Officer